Exhibit 4(o)

EXTENSION AGREEMENT

THIS AGREEMENT is made as of June 27, 2016,

BETWEEN:

POTASH CORPORATION OF SASKATCHEWAN INC., a corporation subsisting under the laws of Canada (hereinafter referred to as the “Borrower”),

OF THE FIRST PART,

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THE FINANCIAL INSTITUTIONS SET FORTH ON THE SIGNATURE PAGES HEREOF UNDER THE HEADING “MAJORITY OF THE LENDERS:” (hereinafter referred to collectively as the “Majority of the Lenders”),

OF THE SECOND PART,

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THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the “Agent”),

OF THE THIRD PART.

WHEREAS the Borrower has requested that each of the Lenders extend the Maturity Date applicable to such Lenders by one year;

AND WHEREAS all of the Lenders, other than US Bank, National Association, Canada Branch and Credit Agricole Corporate and Investment Bank (each a “Non-Extending Lender”), have agreed to extend the Maturity Date applicable to it by one year.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1. Interpretation

1.1	In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this agreement, as amended, modified, supplemented or restated from time to time.

“Credit Agreement” means the credit agreement made as of December 11, 2009 between the Borrower, The Bank of Nova Scotia and the other financial institutions party thereto as lenders and the Agent, as agent of such lenders, as amended and supplemented by the first amending agreement made as of September 23, 2011, the second amending agreement made as of May 24, 2013, the third amending agreement made as of July 8, 2014, the fourth amending agreement made as of January 25, 2016 and a joinder agreement made as of February 12, 2016.

1.2	Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3	The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof’, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4	This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

2. Extension of Maturity Date

The parties hereto confirm and agree that the Maturity Date applicable to each Lender (other than each Non-Extending Lender) shall be and is hereby extended to May 31, 2021. For certainty the Maturity Date applicable to each Non-Extending Lender shall remain May 31, 2020.

3. Fees

The Borrower hereby agrees to pay to the Agent, for each Lender which is extending the Maturity Date applicable to it pursuant hereto, a fee in United States Dollars in an amount equal to 6 basis points of the Commitment of each such Lender.

4. Representations and Warranties

The Borrower hereby represents and warrants as follows to each Lender which is a party hereto and the Agent and acknowledges and confirms that each such Lender and the Agent is relying upon such representations and warranties:

(a)	Status and Power

It is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of Canada. It is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required, except where the failure to be so qualified would not have and would not reasonably be expected to have a Material Adverse Effect. It has all requisite capacity, power and authority to own, hold under licence or lease its properties necessary for the conduct of its business and to carry on its business as currently conducted. It has all requisite corporate capacity, power and authority to enter into and carry out the transactions contemplated by this Agreement.

(b)	Authorization and Enforcement

All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by the Borrower of this Agreement. It has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower by the Agent and the Lenders in accordance with its terms, subject to applicable bankruptcy, reorganization, winding-up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

(c)	Compliance with Other Instruments

The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the charter or constating documents or by-laws of, or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which its property is subject and do not require the consent or approval of any Governmental Authority or any other party of which the failure to have received or obtained would have or would reasonably be expected to have a Material Adverse Effect.

(d)	No Default

No Default or Event of Default has occurred and is continuing.

(e)	Credit Agreement Representations and Warranties

Each of the representations and warranties of the Borrower set forth in Article 8 of the Credit Agreement is true and accurate in all material respects as of the date hereof (except those representations and warranties which are stated to be made as at a specific date which were correct as of the date given).

The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by or on behalf of the Agent, the Lenders or Lenders’ Counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.

5. Condition Precedent

The amendments and supplements to the Credit Agreement contained in herein shall be effective upon, and shall be subject to, the conditions precedent:

5.1	the Borrower shall have delivered to the Agent a fully executed copy of this Agreement;

5.2	the Borrower shall have paid to the Agent, for each applicable Lender, all fees agree to in writing by the Borrower including the fees required to be paid pursuant to Section 3 hereof.

The foregoing conditions precedents are inserted for the sole benefit of the Majority of the Lenders and the Agent and may be waived in writing by the Majority of the Lenders, in whole or in part (with or without terms and conditions).

6. Confirmation of Credit Agreement and other Documents

The Credit Agreement and the other Documents to which the Borrower is a party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Credit Agreement as amended and supplemented by this Agreement and each of the other Documents to which the Borrower is a party is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented, with such amendments and supplements in Section 2 hereof being effective from and as of the date hereof upon satisfaction of the condition precedent set forth in Section 5 hereof

7. Further Assurances

The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

8. Enurement

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

9. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Such executed counterparts may be delivered by facsimile or other electronic transmission and, when so delivered, shall constitute a binding agreement of the parties hereto.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Wayne Brownlee
	Name: Title:	Wayne Brownlee Executive VP & CFO

By:	/s/ Kevin Graham
	Name:	Kevin Graham
	Title:	Sr. VP, Strategy & Corporate Development

[Extension Agreement – Potash]

MAJORITY OF THE LENDERS:
THE BANK OF NOVA SCOTIA

By:	/s/ Jeff Cebryk
	Name:	Jeff Cebryk
	Title:	Managing Director & Head

By:	/s/ Scarlett Crockatt
	Name:	Scarlett Crockatt
	Title:	Associate Director

ROYAL BANK OF CANADA

By:	/s/ Stam Fountoulakis
	Name:	Stam Fountoulakis
	Title:	Authorized Signatory

BANK OF MONTREAL

By:	/s/ Robert Paul Heinrichs
	Name:	Robert Paul Heinrichs
	Title:	Managing Director

By:	/s/ Morgan Gibson
	Name:	Morgan Gibson
	Title:	Analyst

[Extension Agreement – Potash]

EXPORT DEVELOPMENT CANADA

By:	/s/ Shaun Enright
	Name:	Shaun Enright
	Title:	Senior Asset Manager

By:	/s/ Cindy Lim
	Name:	Cindy Lim
	Title:	Asset Manager

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Jordan Stewart
	Name:	Jordan Stewart
	Title:	Director

By:	/s/ Kevin Charko
	Name:	Kevin Charko
	Title:	Executive Director

RABOBANK CANADA

By:	/s/ Raj Joshi
	Name:	Raj Joshi
	Title:	Executive Director

By:	/s/ Yacouba Kane
	Name:	Yacouba Kane
	Title:	Vice President

[Extension Agreement – Potash]

THE TORONTO-DOMINION BANK

By:	/s/ Liza Straker
	Name:	Liza Straker
	Title:	Director

By:	/s/ Matthew Hendel
	Name:	Matthew Hendel
	Title:	Managing Director

BANK OF AMERICA, N.A., CANADA BRANCH

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

HSBC BANK CANADA

By:	/s/ Dieter Stefely
	Name:	Dieter Stefely
	Title:	Director, Banking, HSBC Bank Canada
Signature #048455 (A)

By:	/s/ Jason Lang
	Name:	Jason Lang
	Title:	Director, Resources & Energy Group
039729

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CANADA BRANCH

By:	/s/ Daniel Nanson
	Name:	Daniel Nanson
	Title:	Managing Director

[Extension Agreement – Potash]

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

UBS AG CANADA BRANCH

By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director

By:	/s/ Craig Pearson
	Name:	Craig Pearson
	Title:	Associate Director
Banking Product Services, US

[Extension Agreement – Potash]

SUMITOMO MITSUI BANKING CORPORATION OF CANADA

By:	/s/ Ming Chang
	Name:	Ming Chang
	Title:	Managing Director

WELLS FARGO BANK, N.A., CANADIAN BRANCH

By:	/s/ Jeff Mclnenly
	Name:	Jeff Mclnenly
	Title:	Vice President

[Extension Agreement – Potash]

AGENT:

THE BANK OF NOVA SCOTIA, in its capacity as Agent

By:	/s/ Jeff Cebryk
	Name:	Jeff Cebryk
	Title:	Managing Director & Head

[Extension Agreement – Potash]